Exhibit 99.1

CONTACT:

                                                            JetBlue Corporate Communications

                                                            (718) 709-3089

                                                            CorporateCommunications@jetblue.com

                                                            For Reservations and Customer Service

                                                            www.jetblue.com

                                                            800-JETBLUE  |  800-538-2583

JetBlue Names Ed Barnes Interim Chief Financial Officer

NEW YORK, (November 8, 2007) – JetBlue Airways (Nasdaq: JBLU) today announced the appointment of Senior Vice President-Finance and Principal Accounting Officer Ed Barnes to the position of interim Chief Financial Officer, effective today.  John Harvey, JetBlue’s former Executive Vice President-Corporate Services and CFO, has resigned from the company to pursue other professional interests.

“We thank John for his many years of service with JetBlue, and wish him well in his future endeavors,” said Dave Barger, JetBlue’s CEO.  “We also thank Ed for stepping in to lead our financial team and strategy while we implement an executive search for a permanent CFO.”

Mr. Barnes has been with JetBlue since 2006 as Vice President-Finance, and assumed the responsibilities of Principal Accounting Officer earlier this year, and was promoted to Senior Vice President-Finance October 1, 2007.  Mr. Barnes joined JetBlue after serving in senior financial leadership roles in a number of different industries, including Southwest Airlines Co. and America West Airlines, Inc., with his final position at America West as Vice President-Controller of The Leisure Company, their vacation packaging subsidiary. He is a certified public accountant and a member of the American Institute of Certified Public Accountants.

New York-based JetBlue Airways has created a new airline category based on value, service and style.  Known for its award-winning service and free TV as much as its low fares, JetBlue is now pleased to offer customers the most legroom throughout coach (based on average fleet-wide seat pitch for U.S. airlines).  JetBlue is also America's first and only airline to offer its own Customer Bill of Rights, with meaningful and specific compensation for customers inconvenienced by service disruptions within JetBlue's control.  Visit www.jetblue.com/promise for details.  JetBlue serves 53 cities with up to 550 daily flights.  New service to St. Maarten and Puerto Plata begins in January 2008.  With JetBlue, all seats are assigned, all travel is ticketless, all fares are one-way, and an overnight stay is never required.  For information or reservations call 1-800-JETBLUE (1-800-538-2583) or visit www.jetblue.com.

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JetBlue's 36 channels of DIRECTV(r) service are not available on flights outside the continental United States; however, where applicable, FOX InFlight(tm) is offered complimentary on these routes.  FOX InFlight(tm) is a trademark of Twentieth Century Fox Film Corporation.  JetBlue's in-flight entertainment is powered by LiveTV, a wholly owned subsidiary of JetBlue.

This press release contains statements of a forward-looking nature which represent our management's beliefs and assumptions concerning future events. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, our extremely competitive industry; increases in fuel prices, maintenance costs and interest rates; our ability to implement our growth strategy, including the ability to operate reliably the EMBRAER 190 aircraft; our significant fixed obligations; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market; our reliance on automated systems and technology; our being subject to potential unionization; our reliance on a limited number of suppliers; changes in or additional government regulation; changes in our industry due to other airlines' financial condition; and external geopolitical events and conditions. Further information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to, the Company's 2006 Annual Report on Form 10-K  and Quarterly Reports on Form 10-Q. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.